Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of TIAA-CREF Funds of our reports dated July 28, 2025, relating to the financial statements and financial highlights of Nuveen Lifecycle Retirement Income Fund, Nuveen Lifecycle 2010 Fund, Nuveen Lifecycle 2015 Fund, Nuveen Lifecycle 2020 Fund, Nuveen Lifecycle 2025 Fund, Nuveen Lifecycle 2030 Fund, Nuveen Lifecycle 2035 Fund, Nuveen Lifecycle 2040 Fund, Nuveen Lifecycle 2045 Fund, Nuveen Lifecycle 2050 Fund, Nuveen Lifecycle 2055 Fund, Nuveen Lifecycle 2060 Fund, Nuveen Lifecycle 2065 Fund, Nuveen Lifecycle Index Retirement Income Fund, Nuveen Lifecycle Index 2010 Fund, Nuveen Lifecycle Index 2015 Fund, Nuveen Lifecycle Index 2020 Fund, Nuveen Lifecycle Index 2025 Fund, Nuveen Lifecycle Index 2030 Fund, Nuveen Lifecycle Index 2035 Fund, Nuveen Lifecycle Index 2040 Fund, Nuveen Lifecycle Index 2045 Fund, Nuveen Lifecycle Index 2050 Fund, Nuveen Lifecycle Index 2055 Fund, Nuveen Lifecycle Index 2060 Fund, Nuveen Lifecycle Index 2065 Fund, Nuveen Lifestyle Income Fund, Nuveen Lifestyle Conservative Fund, Nuveen Lifestyle Moderate Fund, Nuveen Lifestyle Growth Fund, Nuveen Lifestyle Aggressive Growth Fund and Nuveen Managed Allocation Fund, which appear in TIAA-CREF Funds’ Certified Shareholder Reports on Form N-CSR for the year ended May 31, 2025. We also consent to the references to us under the headings “Experts”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

September 25, 2025